Exhibit 10.16(e)

HECLA MINING COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2005)

HECLA MINING COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2005)

TABLE OF CONTENTS

Page

ARTICLE I.	PURPOSE AND INTENT		1

	Section 1.1.	Purpose of Plan
	Section 1.2.	Intent and Construction

ARTICLE II.	DEFINITIONS		2

	Section 2.1.	Definitions
	Section 2.2.	Rules of Interpretation

ARTICLE III.	PARTICIPATING EMPLOYERS		8

	Section 3.1.	Eligibility
	Section 3.2.	Participation Requirements
	Section 3.3.	Recordkeeping and Reporting
	Section 3.4.	Termination of Participation
	Section 3.5.	Separate Accounting

ARTICLE IV.	ELIGIBILITY AND PARTICIPATION		10

	Section 4.1.	Eligibility
	Section 4.2.	Participation
	Section 4.3.	Suspension of Eligibility

ARTICLE V.	BENEFITS		10

	Section 5.1.	Deferred Compensation
	Section 5.2.	Deferral Elections
	Section 5.3.	Matching Amounts
	Section 5.4.	Discretionary Amounts
	Section 5.5.	Stock Options

ARTICLE VI.	VALUATION OF BENEFITS		16

	Section 6.1.	Investment Account
	Section 6.2.	Company Stock Account
	Section 6.3.	Discounted Stock Option

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ARTICLE VII.	VESTING OF ACCOUNTS		19

	Section 7.1.	Vested Benefit
	Section 7.2.	Nature of Accounts

ARTICLE VIII.	DISTRIBUTION AND EXERCISE OF OPTIONS		20

	Section 8.1.	Distributable Events
	Section 8.2.	Distribution of Benefits
	Section 8.3.	Designation of Beneficiaries
	Section 8.4.	Death Prior to Full Distribution
	Section 8.5.	Facility of Payment
	Section 8.6.	Form of Distribution
	Section 8.7.	Lump Sum Distribution of Benefits
	Section 8.8.	Application for Distribution
	Section 8.9.	Limitation on Payment
	Section 8.10.	Tax Withholding

ARTICLE IX.	NONTRANSFERABILITY AND VOTING RIGHTS		27

	Section 9.1.	Anti-Alienation of Benefits
	Section 9.2.	Voting of Company Stock With Respect to Accounts
	Section 9.3.	Voting With Respect to Options

ARTICLE X.	ADMINISTRATION OF THE PLAN		28

	Section 10.1.	Administrator
	Section 10.2.	Authority of Administrator
	Section 10.3.	Operation of Plan and Claims Procedures
	Section 10.4.	Participant’s Address
	Section 10.5.	Conflict of Interest
	Section 10.6.	Service of Process
	Section 10.7.	Errors in Computations

ARTICLE XI.	MISCELLANEOUS PROVISIONS		32

	Section 11.1.	No Employment Rights
	Section 11.2.	Participants Should Consult Advisors
	Section 11.3.	Unfunded and Unsecured
	Section 11.4.	Plan Provisions
	Section 11.5.	Severability
	Section 11.6.	Applicable Law
	Section 11.7.	Stock Subject to Plan

ARTICLE XII.	AMENDMENT OF THE PLAN		33

	Section 12.1.	Amendment of the Plan	33
	Section 12.2.	Procedure for Amendment	33

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HECLA MINING COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2005)

ARTICLE I

PURPOSE AND INTENT

          Section 1.1. Purpose of Plan. Effective as of July 18, 2002, HECLA MINING COMPANY, a taxable corporation organized under the laws of the State of Delaware, established a deferred compensation plan, the HECLA MINING COMPANY KEY EMPLOYEE DEFERRED COMPENSATION PLAN, which was approved by the stockholders of Hecla Mining Company as required under the applicable securities laws and the New York Stock Exchange. The purpose of the plan was to assist Hecla Mining Company in attracting and retaining high-ranking executive officers and key high-ranking management personnel, encouraging their long term commitment to the success of Hecla Mining Company and providing an opportunity for them to participate in the increase in the value of Hecla Mining Company.

(a)

Pursuant to the authority and power of Hecla Mining Company reserved to it in Section 14.1 of the plan document, Hecla Mining Company has amended the plan document, in the form of a restatement of the plan document, effective January 1, 2005, to: (i) freeze the plan in effect as of December 31, 2004, so that participation in that plan would be limited to existing participants, and any employees who are not participants in that plan as of December 31, 2004, would not be eligible to become participants in the plan, (ii) maintain accounts to which amounts of compensation were deferred and credited and the right to which was earned and vested (as defined in paragraph (a)(2) of section 1.409A-6 of the Treasury Regulations) as of December 31, 2004, (iii) permit no additional amounts to be credited to those accounts, other than to adjust such accounts based upon earnings and losses and (iv) require those amounts which are earned and vested as of December 31, 2004, and any earnings thereon to be governed by the terms and conditions of the plan document in effect as of December 31, 2004, and not to be subject to or governed by section 409A of the Code.

(b)

On April 10, 2007, the Department of the Treasury and the Internal Revenue Service issued final regulations with respect to the application of section 409A of the Internal Revenue Code, sections 1.409A-1 through 1.409A-6 of the Treasury Regulations. Consequently, Hecla Mining Company has adopted an amendment of the Hecla Mining Company Key Employee Deferred Compensation Plan to conform the plan document to those final regulations which are effective as of January 1, 2009.

          Section 1.2. Intent and Construction. Pursuant to sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement income Security Act of 1974, as amended, this written plan document is intended to be an unfunded and unsecured plan maintained by Hecla Mining

Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan document is further intended to be construed and administered in conformance with the applicable requirements of section 409A of the Internal Revenue Code, the guidance issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A, sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, the Employee Retirement Income Security Act of 1974, as amended, and to be maintained by Hecla Mining Company pursuant to this written plan document for the purpose of providing deferred compensation for the plan participants. This plan document shall be administered and construed in a manner consistent with said intent and according to the laws of the State of Delaware to the extent that such laws are not preempted by the laws of the United States of America.

ARTICLE II

DEFINITIONS

          Section 2.1. Definitions. When used in this document with initial capital letters, the terms defined in this Section 2.1 shall have the meanings respectively ascribed to them unless a different meaning is plainly required by the context.

(a)

Account or Accounts. “Account” or “Accounts” means the separate bookkeeping account or accounts established and maintained for a Participant representing separate unfunded and unsecured general obligations of the Company with respect to a Participant under the Plan and to which amounts shall be credited pursuant to the Plan. The Account or Accounts of a Participant shall consist of the Company Stock Account and the Investment Account.

(b)

Beneficiary. “Beneficiary” means the person, persons or trust designated by a Participant, or automatically by operation of the Plan, to receive any benefits which may become payable under the Plan by reason of the death of the Participant.

(c)	Board of Directors. “Board of Directors” means the Board of Directors of Hecla Mining Company.

(d)	Business Day. “Business Day” means a day on which the New York Stock Exchange is open for trading.

(e)

Change in Control. “Change in Control” means, for purposes of the interpretation of this Plan in conformance with section 409A of the Code and the applicable guidance issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A, with respect to a Plan Participant, a Change in Control event must relate to: (i) the corporation for which the Participant is performing services at the time of the Change in Control event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in part (i) or part (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in part (i) or part (ii) above. For purposes of this provision, a majority shareholder is a shareholder owning more than fifty percent (50%) of the total fair market value and total voting power of such corporation. Also, for purposes of this provision, section 318(a) of the Code applies to determine stock ownership. Additionally, for purposes of this provision and in conformance with section 409A and the applicable guidance issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A, a change in the ownership of a corporation or a change in the effective control of a corporation shall be determined in accordance with the provisions described below in this definition.

(i)

A change in the ownership of a corporation shall occur on the date that any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the corporation, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction, in one transaction or a series of transactions, directly or indirectly, in which the corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this provision.

(ii)

For purposes of paragraph (i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(iii)	A change in the effective control of a corporation shall occur on the date that either:

(A)

any one person, or more than one person acting as a group, in one transaction or a series of transactions, directly or indirectly, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the corporation; or

(B)

a majority of members of the board of directors of the corporation is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors of the corporation prior to the date of the appointment or election, provided that for purposes of this subparagraph (B) the term “corporation” shall be determined in accordance with the requirements of section 409A of the Code and the applicable guidance issued by the Department of the Treasury with respect to the application of section.

(iv)

A change in the ownership of a substantial portion of the assets of a corporation shall occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(v)

The provisions of this subsection (e) regarding the definition of the term “Change in Control,” shall be determined and administered in accordance with section 409A and section 1.409A-3(i)(5) of the Treasury Regulations.

(f)	Code. “Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

(g)

Common Stock. “Common Stock” means the common stock, par value $0.25 per share, of Hecla Mining Company as such stock may be classified, reclassified, converted or exchanged by reorganization, merger or otherwise.

(h)	Company. “Company” means the Hecla Mining Company, a Delaware corporation.

(i)

Company Stock Account. “Company Stock Account” means the Account established and maintained for a Participant as a record of deferred amounts of Eligible Compensation and Performance-Based Compensation credited to the Account pursuant to Sections 5.1 and 5.2, matching amounts credited to the Account pursuant to Section 5.3, discretionary amounts credited to the Account pursuant to Section 5.4, and the positive value of exercise proceeds credited to the Account pursuant to Section 5.5, which shall be denominated in units and measured by the value of Company Common Stock; the Account shall be maintained for bookkeeping purposes only.

(j)

Compensation Committee. “Compensation Committee” means the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors to administer the Plan. The committee administering the Plan shall be composed solely of two or more non-employee directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Compensation Committee, exercise the powers and duties of the Compensation Committee under the Plan.

(k)	Deferral Election Form. “Deferral Election Form” means the form approved by the Compensation Committee from time to time for use by a Participant to elect to defer compensation under the Plan.

(l)

Disability. “Disability” means, with respect to a Participant, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; or (iii) determined to be totally disabled by the Social Security Administration. This definition shall be interpreted and construed in a manner consistent with section 1.409A-3(i)(4) of the Treasury Regulations.

(m)	Discretionary Amount. “Discretionary Amount” means an amount denominated in units that are measured by the value of Company Common Stock credited to the Account of a Participant pursuant to the Plan.

(n)	Distributable Event. “Distributable Event” means an event identified as such in Section 8.1 of the Plan.

(o)

Eligible Compensation. “Eligible Compensation” means, with respect to a Participant, remuneration for services performed during a taxable year as defined herein and as determined for purposes of the interpretation of the Plan:

(i)

except as provided herein and in the succeeding paragraphs of this subsection, Eligible Compensation means wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed or the limitations imposed on tax-qualified plans described in section 401(a) of the Code, and shall include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by a Participating Employer at the election of the Participant by reason of section 125 of the Code, section 134(f) of the Code, section 403(b) of the Code, or section 457 of the Code;

	(ii)	Eligible Compensation shall be further determined in accordance with the following rules and requirements:

		(A)	Eligible Compensation shall be determined by including bonuses (other than vacation bonuses), sick pay and short-term disability benefits;

(B)

Eligible Compensation shall not include: any remuneration not paid in cash; the value of life insurance coverage included in the Participant’s wages under section 79 of the Code; any car allowance or moving expense or mileage reimbursement; severance pay; amounts deferred under any plan of deferred compensation except this Plan; any benefit under any qualified or nonqualified stock option or stock purchase plan or deferred compensation plan; expatriate premiums; amounts realized upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock, or any disposition of stock acquired under a qualified or incentive stock option; or any compensation in the form of Performance-Based Compensation.

(p)	ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

(q)

Investment Account. “Investment Account” means the Account established and maintained for a Participant as a record of any deferred amounts that may be credited to the account of the Participant pursuant to the Plan and measured in dollars pursuant to the provisions of the Plan. The Account shall be maintained for bookkeeping purposes only.

(r)

Participant. “Participant” means an individual who has satisfied the eligibility and participation requirements of Article IV of the Plan and is determined to be a Participant pursuant to and in accordance with Article IV of the Plan, which individual shall be identified as a Participant on Exhibit A attached hereto and made a part hereof by reference.

(s)

Participating Employer. “Participating Employer” means an employer that has satisfied the eligibility and participation requirements of Article III of the Plan and is determined to be a Participating Employer pursuant to and in accordance with Article III of the Plan, which Participating Employer shall be identified as a

Participating Employer on Exhibit B attached hereto and made a part hereof by reference.

(t)

Performance-Based Compensation. “Performance-Based Compensation” means compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which the Participant performs services. Organizational or individual performance criteria are considered preestablished if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established (Performance-Based Compensation may include payments based on performance criteria that are not approved by the Compensation Committee of the Board of Directors or by stockholders of the Company). This definition shall be interpreted and construed in a manner consistent with section 1.409A-1(e) of the Treasury Regulations.

(u)

Plan. “Plan” means the “HECLA MINING COMPANY KEY EMPLOYEE DEFERRED COMPENSATION PLAN,” as amended and restated effective as of January 1, 2005, and as approved and adopted by the Board of Directors and the stockholders of the Company, which is unfunded and maintained by Hecla Mining Company and certain of its affiliated companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Hecla Mining Company or another Participating Employer.

(v)

Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the service provider resulting from an illness or accident of the service provider, the spouse of the service provider, or of a dependent (as defined in section 152 of the Code without regard to section 152(b)(1), (b)(2), and (d)(1)(B)) of the service provider; loss of the service provider’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the service provider; whether a service provider is faced with an Unforeseeable Emergency permitting a distribution under the Plan shall be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution shall not be allowed to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the service provider’s assets, to the extent the liquidation of such assets would not cause a severe financial hardship or by cessation of deferrals under the Plan. The amount of a distribution on account of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need, plus amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. This definition shall be interpreted and construed in a manner consistent with section 1.409A-3(i)(3) of the Treasury Regulations.

(w)

Vested. “Vested” means, for purposes of determining the benefit that may be payable to or on behalf of a Participant under the Plan, an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with and subject to the terms of the Plan.

          Section 2.2. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills the Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before the Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section 2.2. In the absence of a conviction of felonious and intentional killing, Company shall determine whether the killing was felonious and intentional for the purposes of this Section 2.2. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan and not to any particular paragraph or section of this Plan unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Delaware.

ARTICLE III

PARTICIPATING EMPLOYERS

          Section 3.1. Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of a controlled group of corporations as determined in accordance with section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under section 414(b) of the Code, except however that the language “at least fifty percent” is used instead of “at least eighty percent” in each place it appears in section 1563(a)(1), (2) and (3) of the Code, and in applying section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of section 414(c) of the Code, the language “at least fifty percent” is used instead of “at least eighty percent” in each place it appears in section 1.414(c)-2 of the Treasury Regulations. For purposes of this provision, the term “member of a controlled group” means two or more corporations connected through stock ownership described in section 1563(a)(1), (2), or (3), whether or not such corporations are “component members of a controlled group” within the meaning of section 1563(b) of the Code.

          Section 3.2. Participation Requirements. The Company, the sponsor of the Plan, and any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 3.1 of the Plan may adopt the Plan and become a Participating Employer in the Plan provided that such affiliated company declares in writing to be subject to the terms and conditions of the Plan, files such declaration with the Compensation Committee, and the participation is accepted and approved in writing by the Compensation Committee. The date on which such eligible company may become a Participating Employer in the Plan shall be the date determined by the Compensation Committee. Each Participating Employer shall be obligated for its allocable portion of the benefit provided under the Plan with respect to any employee of the Participating Employer who is a Participant in the Plan and eligible to receive a benefit under the terms of the Plan. The benefit obligations of a Participating Employer are not secured in any way. The obligations of a Participating Employer constitute no more than an unfunded and unsecured promise by the Participating Employer of payment and performance. A Participating Employer shall be responsible for, and shall have the obligation of, its allocable share of costs and expenses incurred with respect to the operation and administration of the Plan, and shall be responsible for, and have the obligation of, any benefits payable under the Plan with respect to any employees of such Participating Employer who are Participants in the Plan and eligible to receive benefits under the terms of the Plan.

          Section 3.3. Recordkeeping and Reporting. Each Participating Employer shall maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to any employee of such Participating Employer who is a Participant in the Plan and to provide such Participants any reports which may be required under the terms of the Plan or by law.

          Section 3.4. Termination of Participation. A Participating Employer, other than the Company, may withdraw from participation in the Plan at any time by providing the Company with thirty (30) days advance written notice of such withdrawal from participation and the effective date of the withdrawal of the Participating Employer, which thirty (30) day notice period may be waived by the Company. In addition, the Company may terminate the participation of a Participating Employer in the Plan by providing such Participating Employer with thirty (30) days advance written notice, which thirty (30) day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to benefits payable with respect to employees of the Participating Employer participating in the Plan unless otherwise expressly agreed by the Company with the Company fully assuming such obligations.

          Section 3.5. Separate Accounting. The Company shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with section 404(a)(5) of the Code and section 1.404(a)-12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

          Section 4.1. Eligibility. Eligibility to participate in the Plan shall be limited and selective; only a select group of high-ranking executive officers and key high-ranking management personnel of a Participating Employer shall be eligible to participate in the Plan. Eligibility shall be determined by the Compensation Committee acting on behalf of the Board of Directors of the Company, and such determination shall be final, conclusive and binding upon all parties in interest.

          Section 4.2. Participation. A high-ranking executive officer or a key high-ranking management person determined to be eligible to participate in the Plan by the Compensation Committee pursuant to Section 4.1 of the Plan shall become a Participant in the Plan as of the date on which the Compensation Committee determines such eligible individual to be a Participant in the Plan. If the Compensation Committee determines that a high-ranking executive officer or a key high-ranking management person is eligible to become a Participant in the Plan, the Compensation Committee shall inform that individual in writing of the determination of eligibility and participation and the date on which the individual shall become a Participant in the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

          Section 4.3. Suspension of Eligibility. Notwithstanding any provision apparently to the contrary in the Plan document or in any written communications, summary, resolution or document or oral communication, in the event the Compensation Committee determines that a Participant will no longer be eligible to actively participate in the Plan, then, subject to the rules and requirements of section 409A of the Code, sections 1.409A-1 through 1.409A-6 of the Treasury Regulations, and applicable guidance issued by the Department of the Treasury, the compensation deferral elections made by that individual in accordance with the provisions of the Plan will be terminated and no additional amounts shall be deferred and credited to an Account of that individual under the Plan until such time as the individual is again determined to be eligible to participate in the Plan by the Compensation Committee and makes a new election under the provisions of the Plan; except, however, that the amounts or units credited to the Accounts of such individual shall continue to be adjusted by the other provisions of the Plan until fully distributed.

ARTICLE V

BENEFITS

          Section 5.1. Deferred Compensation. Subject to the conditions and restrictions imposed under the Plan, a Participant may elect to defer receipt of Eligible Compensation and Performance-Based Compensation. Compensation may only be deferred to the extent that the Participant is or may be entitled to receive such compensation and the total amount deferred by a Participant shall be limited in any Plan Year, if necessary, to satisfy Social Security taxes

(including Medicare), other employment taxes, federal, state, or local income taxes, employee benefit plan deferrals or contributions, and any other required or necessary withholding requirements as determined in the sole and absolute discretion of the Compensation Committee. For each calendar year, subject to the limitations of this Section 5.1, a Participant may elect to defer up to one hundred percent (100%) of any Performance-Based Compensation payable pursuant to a bonus or incentive plan, and up to one hundred percent (100%) of Eligible Compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to the Investment Account or the Company Stock Account. Unless an allocation is made to another Account under the terms of the Plan, any Eligible Compensation and Performance-Based Compensation deferred under the Plan by a Participant shall be credited to the account of the Participant and allocated to the Investment Account or the Company Stock Account of the Participant pursuant to the direction of the Participant.

          Section 5.2. Deferral Elections. Compensation for services performed by a Participant during a calendar year or during a performance period of at least twelve (12) consecutive months in which the Participant performs services may be deferred at the election of the Participant and credited to the Investment Account or the Company Stock Account of the Participant only if the election is made pursuant to the rules and requirements of this Section 5.2.

(a)

The General Rule. Except as otherwise provided in this Section 5.2, Eligible Compensation for services performed by a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such Eligible Compensation is made and becomes irrevocable not later than the last day of the calendar year immediately preceding the calendar year during which services are to be performed.

(b)

Performance-Based Compensation. In the case of Performance-Based Compensation based upon a performance period of at least twelve (12) months, provided that the Participant performs services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes an initial deferral election, an initial deferral election may be made with respect to the Performance-Based Compensation no later than the date that is six (6) months before the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such compensation has become both substantially certain to be paid and readily ascertainable. For purposes of this provision, the performance criteria shall be established in writing no later than ninety (90) days after the commencement of the performance period.

(c)

First Year of Eligibility. The rule to apply with respect to the first year of eligibility: in the case of the first Plan Year in which an employee becomes eligible to participate in the Plan, with the determination of eligibility made under Article IV of the Plan based upon the date on which the information relevant to the employee is properly recorded on the administrative records or files of the recordkeeper, the employee may make an initial deferral election regarding

Eligible Compensation within thirty (30) days after the date the employee becomes eligible to participate in the Plan, with respect to Eligible Compensation payable for services to be performed subsequent to the election. In the case of Performance-Based Compensation, in accordance with section 1.409A-2(a)(8) of the Treasury Regulations, an initial deferral election may be made with respect to such Performance-Based Compensation on or before the date that is six (6) months before the end of the performance period, provided that the employee performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made under the Plan and section 1.409A-2(a)(8) of the Treasury Regulations, and provided further that in no event may an election to defer Performance-Based Compensation be made after such compensation has become readily ascertainable.

          Section 5.3. Matching Amounts. Subject to the limitations imposed under the Plan, if a Participant elects to defer Eligible Compensation or Performance-Based Compensation for a calendar year and to have all or a portion of such deferred compensation credited to the Company Stock Account of the Participant for that calendar year, the Compensation Committee shall credit the Company Stock Account of the Participant with a matching amount equal to ten percent (10%), unless another percentage is determined to apply by the Compensation Committee for the calendar year, of the sum of the Eligible Compensation and the Performance-Based Compensation deferred by the Participant for that calendar year and credited to the Company Stock Account for that calendar year. The matching amount shall be denominated in units and measured by the value of the Company Common Stock, and the Company Stock Account of the Participant shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Company Common Stock that could have been purchased with the dollar amount of such matching units as of the last Business Day of the calendar quarter with respect to which amounts deferred would have been credited to the Account of the Participant, based on the average of the closing prices as reported on the New York Stock Exchange for each day during that quarter; except, however, that effective as of November 7, 2006, the units credited to the Account shall be based upon the closing price on the last Business Day of such calendar quarter. The liability of a benefit payable under the Plan with respect to the whole units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock and partial units shall be satisfied in cash.

          Section 5.4. Discretionary Amounts. Irrespective of any Eligible Compensation or Performance-Based Compensation that may be deferred by a Participant for a calendar year or any matching amounts that may be credited to the Company Stock Account of a Participant for the calendar year, the Compensation Committee may at any time and from time to time, in its sole and absolute discretion, determine to credit the Company Stock Account of a Participant with an amount determined by the Compensation Committee in its sole and absolute discretion, which amount shall be denominated in units and measured by the value of Company Common Stock and shall be subject to restrictions as determined by the Company or Compensation Committee and shall not be Vested until such restrictions lapse after a stated period of service. The credit of such a discretionary amount to the Company Stock Account of a Participant shall be authorized pursuant to and in accordance with the requirements of the Delaware General Corporation Law and Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934 for such purpose or purposes as the Compensation Committee may deem appropriate. The discretion of the Compensation Committee as to whether a discretionary amount may be credited to the Company Stock Account of a Participant and, if so, the amount to be credited, shall be separately exercised with respect to each Participant. An amount may, therefore, differ from Participant to Participant both as to the amount and as to the percentage of compensation. When a Company Stock Account of a Participant is to be credited with a discretionary amount, it shall be credited with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Company Common Stock that could have been purchased with the dollar amount of the discretionary amount as of such date or dates as determined by the Compensation Committee, based upon the closing price on such date or dates as reported on the New York Stock Exchange for such date or dates.

(a)

The liability of a benefit payable under this Section 5.4 of the Plan with respect to the whole units credited to the Company Stock Account shall be satisfied in shares of Company Common Stock and partial units shall be satisfied in cash.

(b)

A Participant may elect to defer the value of a discretionary amount credited to the Company Stock Account of the Participant under this Section 5.4; however, an election by a Participant to defer the value of any such amount, treated as restricted stock units credited under this Section 5.4, must be made within thirty (30) days after any restricted stock units have been made available to the Participant in the calendar year immediately preceding the calendar year in which such restricted stock units vest and become payable under the stated terms of such restricted stock units. If an election to defer the value of a restricted stock units is made by a Participant and the employment of a Participant terminates prior to the date on which such restricted stock units vest and the stated restrictions lapse, the restricted stock units made available with respect to the Participant and deferred under the Plan are forfeited.

(c)

An election to defer the value of any restricted stock units must state a specified date in the future for the distribution of the value of such restricted stock units, which shall be the distribution date that shall apply unless an earlier distribution event occurs under Section 8.1 of the Plan and such earlier distribution event shall supersede the stated distribution date selected by the Participant under this Section 5.4.

          Section 5.5. Stock Options. For the period beginning January 1, 2005, and ending December 31, 2006, the Compensation Committee could at any time and from time to time, in its sole and absolute discretion, determine to grant a discounted stock option with respect to Company Common Stock under this Plan. If a stock option was granted under the Plan, an election made by a Participant with respect to the time of payment upon the exercise of the stock option granted under the Plan was required to be made not later than the last day of the calendar year immediately preceding the calendar year during which such grant of a discounted stock option was made. If no election was made, a lump sum payment was required to be made as of the last business day of the first month following the month in which such discounted stock option was vested, and no substantial risk of forfeiture existed, subject to applicable securities laws. The grant of a discounted stock option, the exercise of the stock option and an election to defer the compensation related to the exercise of the stock option are governed by this Section 5.5 and Section 6.3. The grant of any discounted option was subject to the availability of sufficient shares of Company Common Stock authorized for issuance under the Plan.

(a)

In the event the Compensation Committee determined to grant a discounted stock option under the Plan, the stock option granted pursuant to this Section 5.5 was evidenced by a written agreement, approved in advance by the Compensation Committee, and incorporated herein and made a part of this Plan, and stated, with respect to such determination:

(i)

the terms and conditions of the stock option, including, without limitation, the terms and conditions regarding the manner in which the stock option may be exercised and accounted for under the Plan; and

	(ii)	whether any limitations or restrictions applied with respect to the timing of the vesting and exercise of the stock option.

(b)

A stock option granted pursuant to this provision shall be deemed to be exercised as of the close of the ten (10) day window period described in Section 6.3 of the Plan after a distributable event as determined under Section 8.1 of the Plan unless determined to be exercised as of an earlier date pursuant to the terms of the written agreement, and no provision in the Plan could be deemed to alter the terms and conditions of an option granted under this Plan.

(c)

Upon the exercise of a stock option prior to the date on which allocation was made to the Investment Account pursuant to resolutions approved and adopted by the Board of Directors, the positive value of the exercise proceeds, determined in accordance with the formula set forth in subsection (d) of this Section 5.5, was required to be credited to the Company Stock Account in the form of stock units as of the date on which occurred the exercise of the stock option and no shares of Company Common Stock were made available or delivered to the Participant at that time; effective as of the date provided in resolutions approved and adopted by the Board of Directors and incorporated herein by reference, upon the exercise of a stock option on or after that date, the positive value of the exercise proceeds, determined in accordance with the formula set forth in subsection (d) of this Section 5.5 in an equivalent dollar amount was credited to the Investment Account as of the date on which occurred the exercise of the stock option and no shares of Company Common Stock were made available or delivered to the Participant.

(d)

As of the exercise date of a stock option granted under this Section 5.5, for a stock option exercised prior to the date on which allocation was made to the Investment Account pursuant to resolutions approved and adopted by the Board of Directors and incorporated herein by reference, the positive value of the difference between the following amounts was credited to the Company Stock Account of the Participant in the form of stock units and measured by the value of the Company Common Stock; effective as of the date provided in resolutions adopted by the

Board of Directors, for a stock option exercised on or after that date, the positive value of the difference between the following amounts was credited to the Investment Account of the Participant in the form of an equivalent dollar amount and measured in dollars:

	(i)	the number of shares of Company Common Stock that would have been obtained by the exercise of the stock option; and

	(ii)	the number of shares of Company Common Stock or cash required to pay both the exercise price of the stock option, and, if required at that time, any foreign, federal, state, or local tax withholding.

(e)

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock split, reverse stock split, or stock dividend in the form of a split, the Company shall adjust the number of stock units credited to the Company Stock Account of the Participant attributable to the value of stock units credited to the Company Stock Account pursuant to this Section 5.5 so that the number equals the number of stock units credited to the Company Stock Account prior to the event, multiplied by a fraction, the denominator of which is the number of stock units credited to the Company Stock Account prior to the event, and the numerator of which is the number of shares of Company Common Stock the Participant would have had after the event if the Participant had shares of Company Common Stock immediately prior to the event equal in number to the number of stock units credited to the Company Stock Account of the Participant immediately prior to the event.

(f)

In the event of any dividend (other than a stock dividend in the form of a split), recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then, if the Board of Directors of the Company shall determine, in its sole and absolute discretion, that such change equitably required an adjustment in the number of stock units then credited to the Company Stock Account of the Participant attributable to the value of stock units credited to the Company Stock Account pursuant to this Section 5.5, such adjustment shall be made by the Board of Directors and such determination and adjustment shall be conclusive and binding for all purposes of the Plan with respect to all interested parties.

(g)

The number of stock units credited to the Company Stock Account of a Participant was automatically increased as of each dividend payment date of Company Common Stock in an amount equal to the number of shares of Company Common Stock that could be purchased on such dividend payment date with the cash dividends that would be paid on a number of shares of Company Common Stock equal to the number of stock units credited to the Company Stock Account of the Participant on the record date for such dividend.

(h)	The value of the stock units credited to the Investment Account of a Participant pursuant to this Section 5.5 shall be distributed in accordance with Section 8.1,

with the liability of a benefit payable under the Plan with respect to the dollar value credited to the Investment Account satisfied in cash.

(i)

A stock option granted pursuant to this Section 5.5 shall be subject to such limitations and restrictions as may be determined to be necessary and appropriate to comply with any applicable federal and state securities rules and regulations; specifically, with respect to each stock option granted under this provision: (i) each stock option shall not be transferable, and the Participant shall have no right to sell, assign, or pledge (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose) his or her interest in such option to any person; and (ii) each stock option shall not be exercisable until the later of: (A) six (6) months after the grant date, or (B) the first day of the calendar year following the calendar year in which occurs the grant date. Stock issued upon the exercise of an option may only be sold pursuant to an effective registration statement or an exemption from such registration, to be determined by counsel to the Company, and certificates representing shares of stock shall be appropriately legended.

ARTICLE VI

VALUATION OF BENEFITS

          Section 6.1. Investment Account. In accordance with the terms and conditions of the Plan, for the purpose of providing the basis on which earnings and losses may be attributed or credited to the Investment Account of a Participant under the Plan, the value of Eligible Compensation and Performance-Based Compensation deferred by a Participant under the Plan and credited to the Investment Account of the Participant shall be determined as provided in this Section 6.1.

(a)

As of the close of the last day of each calendar month, an additional amount shall be credited to the Investment Account of the Participant equal to the product of: (i) the average daily balance of the Investment Account for the month, multiplied by (ii) the prime rate quoted at the beginning of the quarter by The Wall Street Journal.

(b)	Benefits attributable to the value of the Investment Account at the time of a Distributable Event under Section 8.1 of the Plan shall be measured in dollars and delivered to the Participant in cash.

(c)

A Participant may elect, pursuant to the conditions and limitations of Section 6.2 or Section 6.3, whichever may apply based upon the election made, to allocate an amount allocated to the Investment Account of the Participant to either: (i) the Company Stock Account and have such amount denominated in stock units and measured by the value of Company Common Stock, or (ii) the opportunity to have the amount measured by the value of the exercise proceeds determined by the exercise of a discounted stock option granted pursuant to the provisions of Section 5.5; an election to have an amount allocated to either the Company Stock

Account or the opportunity to have the amount measured by the value of the exercise proceeds determined by the exercise of a discounted stock option may be made once for each fiscal quarter of the fiscal year of the Company and if such an election is made, it must be made within a ten (10) day period following the public release of the Company’s financial results for that fiscal quarter for which an election is made, and once made, such an election shall be irrevocable.

(d)

Any election made pursuant to this Section 6.1 must be made in the form and manner prescribed by the Compensation Committee and to the extent an amount credited to the Investment Account is allocated pursuant to subsection (c) of this Section 6.1, such allocated amount shall not be credited with interest under subsection (a).

          Section 6.2. Company Stock Account. The value of Eligible Compensation and Performance-Based Compensation deferred by a Participant under the Plan, matching amounts and discretionary amounts credited to the Company Stock Account and stock units allocated to the Company Stock Account of a Participant under the Plan shall be measured by the value of Company Common Stock. Compensation for services performed by a Participant during a calendar year deferred at the election of the Participant and credited to the Company Stock Account pursuant to Section 5.2, matching amounts credited to the Company Stock Account pursuant to Section 5.3, and discretionary amounts credited to the Company Stock Account pursuant to Section 5.4 shall be denominated in units and measured by the value of Company Common Stock and, unless otherwise provided under the terms of the Plan, credited to the Company Stock Account as of the close of the last Business Day of each calendar quarter based upon the number of shares (including fractions thereof) of Company Common Stock that could have been purchased with the dollar amount of such amounts or units as of the last Business Day of the calendar quarter with respect to which such amounts or units would have been credited to the Account of the Participant, based on the average of the closing prices as reported on the New York Stock Exchange for each day during that quarter.

(a)

If an amount credited to the Investment Account is allocated to the Company Stock Account at the election of a Participant pursuant to Section 6.1, the amount credited to the Company Stock Account shall be denominated in units and measured by the value of Company Common Stock and credited to the Company Stock Account based upon the number of shares (including fractions thereof) of Company Common Stock that could have been purchased with the dollar amount allocated to the Company Stock Account, determined as of the last Business Day within a ten (10) day period following the public release of the Company’s financial results for the fiscal quarter of the Company’s fiscal year for which the credit or allocation is made at the stock price per share based upon the closing price as reported on the New York Stock Exchange for such date.

(b)

For purposes of the interpretation and operation of the Plan, “fair market value” shall mean, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Company Common Stock is listed or on the

NASDAQ Stock Market, except, however, that effective as of November 7, 2006, “fair market value” shall mean, as of any given date, the closing sale price of the Company Common Stock on the New York Stock Exchange Composite Tape. If there is no regular public trading market for such Company Common Stock, the “fair market value” of the Company Common Stock shall be determined in good faith by the Compensation Committee of the Board of Directors of the Company in a manner consistent with and pursuant to section 1.409A-1(b)(5)(iv) of the Treasury Regulations and the Securities and Exchange Commission.

(c)

Each unit credited to the Company Stock Account shall be measured by the value of one share of Company Common Stock and treated as though invested in such a share of Company Common Stock. The liability for the benefit payable with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock.

(d)

In the event of any change in the outstanding shares of Company Common Stock by reason of any stock split, reverse stock split, or stock dividend in the form of a split, the Company shall adjust the number of stock units allocated to the Company Stock Account of the Participant attributable to the value of stock units credited to the Company Stock Account pursuant to this Section 6.3 so that the number equals the number of stock units credited to the Company Stock Account prior to the event, multiplied by a fraction, the denominator of which is the number of stock units credited to the Company Stock Account prior to the event, and the numerator of which is the number of shares of Company Common Stock the Participant would have had after the event if the Participant had shares of Company Common Stock immediately prior to the event equal in number to the number of stock units credited to the Company Stock Account of the Participant immediately prior to the event. In the event of any dividend (other than a stock dividend in the form of a split), recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Board of Directors of the Company shall determine, in its sole and absolute discretion, that such change equitably requires an adjustment in the number of stock units then credited to the Company Stock Account of the Participant, such adjustment shall be made by the Board of Directors and such determination and adjustment shall be conclusive and binding for all purposes of the Plan with respect to the interested parties.

(e)

The number of stock units credited to the Company Stock Account of a Participant shall be automatically increased as of each dividend payment date of Company Common Stock in an amount equal to the number of shares of Company Common Stock that could be purchased on such dividend payment date with the cash dividends that would be paid on a number of shares of Company Common Stock equal to the number of stock units credited to the Company Stock Account of the Participant on the record date for such dividend. The number of units credited to a Company Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

          Section 6.3. Discounted Stock Option. Effective prior to January 1, 2007, and subject to the terms and conditions of Section 5.5, if a Participant made an irrevocable election to have an amount allocated to the Investment Account allocated to the opportunity to have the amount measured by the value of the exercise proceeds determined by the exercise of a discounted stock option granted pursuant to Section 5.5, the Participant shall be granted an option, as of the last Business Day of the election period that shall be within a ten (10) day period following the public release of the Company’s financial results for the fiscal quarter for which the election is made (the “determination date”) to “purchase” (in effect, determine the value of the allocation election) shares of Company Common Stock at the stock price per share determined after the application of the discount and based upon the closing price as reported on the New York Stock Exchange for such Business Day, with the number of shares made available to the Participant for purposes of this election as of such determination date based upon the result of: (i) the amount subject to the election divided by (ii) the discount (or “spread,” the difference between the fair market value of the Company Common Stock as of the determination date and the value of the Company Common Stock after the discount was applied as of the determination date). (For example, if the Participant elected to have the value of $1,000 allocated to the opportunity to have such amount valued based upon the exercise proceeds of the exercise of a discounted stock option, the fair market value of the common stock as of the determination date was $1.00, and the discount was 15%, the Participant would be granted an option, as of the determination date, to “purchase” (i.e., determine the value of the allocation election) 6,666 shares of the Company’s stock at $.85 per share, which value shall be allocated to the Company Stock Account prior to the date on which allocation shall be made to the Investment Account pursuant to resolutions approved and adopted by the Board of Directors which provide that, with respect to a stock option exercised on or after that date, such value shall be allocated to the Investment Account as provided in Section 5.5 of the Plan. The grant of a discounted stock option for which a Participant may have the opportunity to elect to have the benefit determined by the value of a discounted stock option as provided in this Section 6.3 shall not be available, offered or effective after December 31, 2006.

ARTICLE VII

VESTING OF ACCOUNTS

          Section 7.1. Vested Benefit. Subject to restrictions that may be imposed by the Company for discretionary amounts credited under Section 5.4, for discounted stock options under Section 5.5, and for any other stock options, a Participant shall be considered to be 100% Vested in the stock units and amounts credited to the Accounts of the Participant under the Plan.

          Section 7.2. Nature of Accounts. The Accounts established under the Plan shall be maintained for bookkeeping purposes only. Neither the Accounts nor the Plan shall be required to hold any actual funds, shares of Company Common Stock or other assets.

ARTICLE VIII

DISTRIBUTION OF BENEFITS AND EXERCISE OF OPTIONS

          Section 8.1. Distributable Events. The amount credited to the Account or Accounts of the Participant under this Plan may be distributed only on account of one or more of the distribution events specified in this Section 8.1. In the event the Participant becomes eligible to receive a benefit under the Plan, then, except as otherwise provided in this Section 8.1 and Section 8.2 of the Plan, the amount credited to the Accounts shall be distributable as of the date on which occurs the earliest of the events specified in this Section 8.1.

(a)

The date on which the Participant incurs a separation from service with the Company and all corporations or entities with whom the Company would be considered a single employer under subsections (b) and (c) of section 414 of the Code in accordance with section 1.409A-1(h) of the Treasury Regulations; except, however, that if the Participant is a “specified employee” (a “specified employee” as defined in section 1.409A-1(i) of the Treasury Regulations means a key employee as defined in section 416(i) of the Code of a publicly traded company, determined as of December 31 of each calendar year and applied as of the April 1 following such determination in accordance with section 409A of the Code and section 1.409A-1(i) of the Treasury Regulations) who separates from service, then the payment of the benefit payable under the Plan shall be made as of the first day of the seventh month following the date of separation from service, determined in accordance with section 409A of the Code and section 1.409A-3(i)(2) of the Treasury Regulations.

(b)

The date on which the Participant incurs a separation from service with the Company and all corporations or entities with whom the Company would be considered a single employer under subsections (b) and (c) of section 414 of the Code due to Disability, determined in accordance with section 409A of the Code and section 1.409A-3(i)(4) of the Treasury Regulations.

(c)	The date on which occurs the death of the Participant.

(d)

Except as otherwise provided with respect to the election made pursuant to subsection (b) of Section 8.2 of the Plan, the time or fixed schedule specified under and in accordance with the provisions of subsection (b) of Section 8.2 of the Plan and in accordance with section 1.409A-3(i)(1) of the Treasury Regulations.

(e)	The date on which occurs a determination and payment based upon an Unforeseeable Emergency in accordance with subsection (c) of Section 8.2 and section 1.409A-3(i)(3) of the Treasury Regulations.

(f)

The date on which occurs a Change in Control, effecting a change in the ownership or in the effective control of Company or a change in the ownership of a substantial portion of the assets of the Company, determined in accordance with subsection (e) of Section 2.1 of the Plan and section 409A of the Code and section 1.409A-3(i)(5) of the Treasury Regulations.

(g)

The occurrence of the termination of the Plan, determined and effected pursuant to Article XIII of the Plan and in accordance with section 409A of the Code and section 1.409A-3(j)(4)(ix) of the Treasury Regulations.

          Section 8.2. Distribution of Benefits. The manner in which benefits shall be distributed to or on behalf of a Participant shall be determined in accordance with this Section 8.2.

(a)

Distribution Without Scheduled Date. As of the date on which occurs a distributable event pursuant to Section 8.1 of the Plan, then, except as otherwise determined in subsections (b) and (c) of this Section 8.2 or as otherwise provided in subsection (a) of Section 8.1, the benefit payable to or on behalf of a Participant in accordance with the terms of the Plan shall be payable as of the first day of the first calendar month immediately following the close of the ten (10) day window period described in Section 6.3 following such distributable event.

(b)

Distribution With Scheduled Date. For each calendar year for which an election to defer Eligible Compensation or Performance-Based Compensation is made by a Participant pursuant to Article V of the Plan, the Participant may elect a scheduled distribution date that shall apply with respect to the benefit based upon the Eligible Compensation and the Performance-Based Compensation deferred by the Participant pursuant to that election to defer compensation. An election made pursuant to this subsection (b) shall be effective only if the scheduled distribution date is objectively determinable and is at least twenty-four (24) months after the last day of the calendar year in which the election to defer Eligible Compensation is made or which precedes the calendar year Performance-Based Compensation is determined for which a deferral election is made. Except with respect to a distribution pursuant to subsection (g) of Section 8.1, each election made in accordance with this subsection (b) should state whether the scheduled distribution date shall be effective even if that distribution date is not the earliest to occur of the dates specified in Section 8.1 of the Plan other than subsection (g) of Section 8.1. If the distribution election does not specifically provide that the scheduled distribution date is effective even if that distribution date is not the earliest to occur of the dates specified in Section 8.1, then the earliest to occur of the dates specified in Section 8.1 shall govern the distribution of such benefit. The distribution of a benefit payable to or on behalf of the Participant in accordance with the terms of the Plan shall be made in accordance with the distribution elections made pursuant to this subsection (b) and the rules regarding those distribution elections. The scheduled distribution date must be objectively determinable as required under section 409A of the Code and section 1.409A-3(i)(l) of the Treasury Regulations. The Participant may elect to change the time of distribution subject to certain requirements. This subsequent election shall be made in conformance with section 409A of the Code and section 1.409A-2(b) of the Treasury Regulations. A subsequent election to delay the timing of a distribution shall be effective only if the following conditions are met:

(i)

an election related to a payment described in section 1.409A-3(a)(4) (payment at a specified time or pursuant to a fixed schedule) must be made not less than twelve (12) months before the date the payment is scheduled to be paid,

	(ii)	the election shall not take effect until at least twelve (12) months after the date on which the election is made, and

(iii)

an election related to a payment not described in section 1.409A-3(a)(2) (payment on account of Disability), section 1.409A-3(a)(3) (payment on account of death), or section 1.409A-3(a)(6) (payment on account of the occurrence of an Unforeseeable Emergency), the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been.

(c)

Unforeseeable Emergency. If the Participant experiences an Unforeseeable Emergency, the Participant may make a request to the Compensation Committee, by submitting a form acceptable to the Compensation Committee, to receive a distribution of all or a portion of the amount allocated to the Account or Accounts of the Participant in accordance with the provisions and requirements of this subsection (c). Except as otherwise provided herein, a request by a Participant will be considered by the Compensation Committee only if the Participant has obtained all distributions, including hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all qualified and other nonqualified plans of deferred compensation maintained by Company or any other entity affiliated with the Company. If the request for a distribution is approved, the compensation deferral elections of the Participant under the Plan will immediately terminate, and a distribution based upon an Unforeseeable Emergency shall be made in the form of a lump sum as of the first day of the first calendar month immediately following the calendar month in which the date occurs of the approval by the Compensation Committee. The Participant may not again elect to defer compensation under the Plan until the enrollment period for the calendar year that begins at least twelve (12) months after such distribution.

(d)

Payment Elections. Notwithstanding any provision in the Plan to the contrary, pursuant to Notice 2005-1, Q&A-19(c), and Notice 2006-79 issued by the Department of the Treasury and the Internal Revenue Service and Part XI, Transition Relief, of the regulations issued by the Department of the Treasury and the Internal Revenue Service under section 409A of the Code, new payment elections shall be permitted under the Plan without violating the subsequent deferral and anti-acceleration rules of section 409A of the Code. Accordingly, new payment elections may be made on or before December 31, 2008, with respect to the timing of the payment of such amounts and the elections will not be treated as a change in the timing of a payment under section 409A(a)(4) or an acceleration of a payment under section 409A(a)(3), provided that the elections are made on or before December 31, 2008. With respect to an election to change the time of payment made on or after January 1, 2008, and on or before December 31, 2008, the election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008. With respect to an election to change the time of payment made on or after January 1, 2008, and on or before December 31, 2008, the election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.

          Section 8.3. Designation of Beneficiaries.

(a)

Right to Designate. The Participant may designate, upon forms to be furnished by and filed with the Compensation Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified portion of any benefits which may be payable with respect to the Participant under the Plan in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received and accepted by the Compensation Committee during the lifetime of the Participant.

(b)

Failure of Designation. If a Participant fails to designate a Beneficiary, designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, then the benefits which may be payable with respect to the Participant under the Plan, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

	(i)	the surviving spouse of the Participant;

	(ii)	the surviving issue per stirpes and not per capita;

	(iii)	the surviving parents of the Participant;

	(iv)	the surviving brothers and sisters of the Participant;

	(v)	the representative of Participant’s estate.

(c)

Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(d)	Special Rules. Unless the Participant has otherwise specified in the Beneficiary designation, the following rules shall apply:

(i)

if there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant;

(ii)

the automatic Beneficiaries specified in subsection (b) of this Section 8.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate;

(iii)

if the Participant designates as a Beneficiary the person who is the spouse of the Participant on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation; except, however, that the foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Compensation Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the lifetime of the Participant;

(iv)

any designation of a Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death;

(v)

any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(e)

Validity of Designation. A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the legal residence of the Participant. The Compensation Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(f)

No Beneficiary Rights. Prior to the death of the Participant, no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

          Section 8.4. Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise distributable but not actually paid, the amount of such payment shall be included in the Accounts which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

          Section 8.5. Facility of Payment. In case of Disability of the Participant or Beneficiary eligible to receive distribution of a benefit payable under the terms of the Plan, such benefit shall be paid if the Compensation Committee shall be advised of the existence of such condition (any payment made in accordance with these provisions shall constitute a complete discharge of any liability or obligation of the Plan, the Company and any other Participating Employer therefor):

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)

to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Compensation Committee that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

          Section 8.6. Form of Distribution. The liability of a benefit payable under the Plan with respect to the whole units credited to the Company Stock Account shall be satisfied and delivered to the Participant or Beneficiary only in shares of Company Common Stock and partial units shall be satisfied and delivered to the Participant or Beneficiary in cash. The liability of a benefit payable under the Plan with respect to the amounts credited to the Investment Account at the time of a distributable event shall be satisfied and delivered to the Participant or Beneficiary only in the form of cash. The distribution and delivery of shares of Company Common Stock shall be subject to all federal or state securities laws or other rules and regulations as determined by the Company to be applicable.

          Section 8.7. Lump Sum Distribution of Benefits. In the event a Participant becomes eligible to receive a payment of a benefit under the Plan with respect to stock units credited to the Company Stock Account or amounts credited to the Investment Account as of a date on which occurs a distributable event, including a distributable event determined by an election made by the Participant pursuant to subsection (b) of Section 8.2, the benefit payable to the Participant or, in the event of the Participant’s death, to the Participant’s designated Beneficiary under the Plan, which may be specifically determined for stock units or amounts credited to the

Accounts or subaccounts of a Participant pursuant to elections made under subsection (b) of Section 8.2, shall be paid in the form of a lump sum payment.

          Section 8.8. Application for Distribution. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any beneficiary, however, until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Compensation Committee and such application shall have been approved by the Compensation Committee.

          Section 8.9. Limitation on Payment. Notwithstanding any provision in the Plan to the contrary, the payment of a benefit payable under the Plan to a Participant or Beneficiary may be deferred or limited in order to comply with applicable securities laws, tax laws, judicial determinations or orders, bank covenants, or any other applicable law as permitted or required under section 409A of the Code and applicable guidance issued by the Department of the Treasury with respect to the application of section 409A.

          Section 8.10. Tax Withholding. The Company shall have the authority, duty and power to determine, withhold and report the amount of any applicable employment taxes and any applicable foreign, federal, state, or local taxes as may be required under section 409A of the Code, or other applicable provision of the Code, and guidance issued by the Department of the Treasury or the Internal Revenue Service with respect to the application of section 409A or other applicable provision of the Code, and any other applicable law with respect to any amount payable under the Plan. The Company shall have the authority, duty and power to reduce any benefit payable pursuant to the Plan by the amount of any foreign, federal, state or local taxes required by law to be withheld by the Company under applicable law with respect to such payment of benefits, and if required by law, the Participant’s share of Federal Insurance Contributions Act taxes, and any other employment taxes. Amounts required to be includable in income shall be reported on an individual’s Form W-2 or Form 1099, whichever is applicable, for the year includable in income. The Company may withhold from any cash payment under the Plan payable to the Participant or Beneficiary an amount sufficient to cover any withholding taxes required or permitted to be withheld from the Participant or Beneficiary. The Company shall have the right to require the Participant or Beneficiary receiving Company Common Stock under the Plan to pay to the Company a cash amount sufficient to cover any withholding taxes, including any income tax, social security tax, national insurance contribution, or other kind or type of tax for which the Participant, Beneficiary or the Company may be liable as a consequence of the Particpant or Beneficiary receiving Company Common Stock. In lieu of all or any part of such a cash payment from a person receiving Company Common Stock under the Plan, the Company may permit the individual to elect to cover all or any part of the withholdings, and to cover any additional withholdings up to the amount needed to cover the full amount of foreign, federal, state and local tax with respect to income arising from payment of Company Common Stock, through a reduction of the number of shares of Company Common Stock delivered to such individual or a subsequent return to the Company of shares of Company Common Stock held by the Participant or Beneficiary, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. The Company may in accordance with and to the extent it is able under the laws of the jurisdiction with respect to which a tax is owed, deduct the relevant amount from subsequent earnings payable to the Participant or Beneficiary. To the extent that the Company cannot (or does not) make the relevant deductions, the Participant or Beneficiary receiving the Company Common Stock shall enter into such other arrangements for the individual to reimburse the Company for the amount of the tax liability as the Company shall require. The Company shall be entitled to:

(a)

withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of the shares of Company Common Stock otherwise issuable pursuant to the provisions of the Plan) all legally required amounts necessary to satisfy any and all foreign, federal, state, or local tax withholding and employment-related tax requirements attributable to the shares of Company Common Stock, or

(b)

require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the shares of Company Common Stock; to the extent specified by the Company, withholding may be satisfied by withholding shares of Company Common Stock to be received upon a distributable event under the Plan, or by delivery to the Company of previously owned shares of Company Common Stock; in addition, the Company may reasonably delay the issuance or delivery of shares of Company Common Stock as it determines appropriate to address tax withholding and other administrative matters.

ARTICLE IX

NONTRANSFERABILITY AND VOTING RIGHTS

          Section 9.1. Anti-Alienation of Benefits. The amounts and stock units which may be credited to the Accounts of a Participant under the Plan, any options which may be granted under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

          Section 9.2. Voting of Company Stock With Respect to Accounts. No Participant shall be entitled to any voting rights with respect to any stock units credited to any Account under the Plan.

          Section 9.3. Voting With Respect to Options. No Participant shall be entitled to any voting rights with respect to any stock options granted pursuant to the Plan.

ARTICLE X

ADMINISTRATION OF THE PLAN

          Section 10.1. Administrator. The administrator of the Plan shall be the Company. However, except as otherwise provided herein, the Compensation Committee shall act on behalf of the Company with respect to the administration of the Plan and the performance of functions generally assigned to the Company.

          Section 10.2. Authority of Administrator. The Compensation Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all factual and legal questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Benefits under this Plan will be payable only if the Compensation Committee decides in its discretion that the applicant is entitled to them under the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, and regulations of the Compensation Committee and the calculations of the Company shall be final and binding on all persons and parties concerned. The Secretary of the Company shall be the agent of the Plan for the service of legal process in accordance with section 502 of ERISA.

          Section 10.3. Operation of Plan and Claims Procedures. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Company.

(a)

Claims Forms. It is the intent of the Company that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Company. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Company. If for any reason a claim for payments under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

	(i)	the claimant’s claim shall be deemed to be filed when presented in writing to the Claims Manager;

	(ii)	the Claims Manager’s explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

(b)

Review. The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)

Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 10.3.

(d)

Disability Claims. Any review of an appeal of a determination with respect to the Participant’s Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant’s Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant’s claim of Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

(e)

General Rules. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(f)

Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Company within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(g)	Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i)

no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii)

in any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)

Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

	(i)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

	(ii)	six (6) months after the claimant has exhausted the claim and review procedure.

(i)

Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

          Section 10.4. Participant’s Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person.

          Section 10.5. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specifically affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the Company or Participating Employer (as distinguished from the interests of all Participants and their beneficiaries or a broad class of Participants and beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

          Section 10.6. Service of Process. In the absence of any designation to the contrary by the Company, the Compensation Committee is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

          Section 10.7. Errors in Computations. The Company, any Participating Employer or the Compensation Committee shall not be liable or responsible for any error in the computation of any Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company, any Participating Employer or the Compensation Committee and used in determining the benefit. The Company, any Participating Employer, or the Compensation Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

ARTICLE XI

MISCELLANEOUS PROVISIONS

          Section 11.1. No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be retained in the service or employ of any Participating Employer.

          Section 11.2. Participants Should Consult Advisors. Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the foreign, federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

          Section 11.3. Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company or any Participating Employer for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the respective general assets of the Company or any Participating Employer and available to general creditors in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of the Company or a Participating Employer. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of the Company or any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the Company and any other Participating Employer for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of the Company or any Participating Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

          Section 11.4. Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

          Section 11.5. Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          Section 11.6. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall apply with respect to the Plan.

          Section 11.7. Stock Subject to Plan. Subject to and in accordance with the terms of the Plan, the maximum number of shares of Common Stock that shall be made available for purposes of satisfying the obligations of the Company under the Plan is 6,000,000 shares, subject to adjustment by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change. For purposes of counting shares of Company Common Stock available under this Section 11.7 for distribution from the Accounts under the Plan and for issuance upon exercise of stock options granted pursuant to the Plan, the number of shares covered by units credited to such Accounts shall be counted on the date units are credited to an Account and the number of shares covered by stock options granted pursuant to the Plan shall be counted on the date of grant.

ARTICLE XII

AMENDMENT OF THE PLAN

          Section 12.1. Amendment of the Plan. The Board of Directors reserves the power to alter, amend or wholly revise the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control.

          Section 12.2. Procedure for Amendment. An amendment shall be authorized by the Board of Directors of the Company and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the Vested benefit payable under the Plan as determined prior to the effective date of such amendment without the written consent of the Participant.

ARTICLE XIII

TERMINATION OF PLAN

          Section 13.1. Termination of the Plan. The Plan shall permit an acceleration of the time and form of a payment of the benefits payable under the Plan in accordance with one of the events described herein.

(a)

In the event of a complete liquidation and dissolution of the Company, the Company shall terminate the Plan within twelve (12) months of the liquidation and dissolution of the Company, or with the approval of a bankruptcy court, and the value of the benefits payable under the Plan to the Participant shall be determined as of that date and shall be distributed to the Participant or his or her Beneficiary; provided, however, that the benefits payable under the Plan are included in the gross income of the Participant or his Beneficiary in the latest of: (i) the calendar year in which the Plan termination occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)

The Company may, at its sole and absolute discretion, determine to terminate the Plan, provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Company, (ii) all arrangements sponsored by the Company that would be aggregated with the Plan pursuant to section 1.409A-1(c) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury if the Participant participated in all of the arrangements are terminated; (iii) no payments other than the payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements; (iv) all payments are made within twenty-four (24) months of the termination of the arrangements; and (v) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under section 1.409A-1(c) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury if the Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(c)

An acceleration of the time of the payment of the value of the benefit payable under the Plan to the Participant shall also be allowed at any time the Plan fails to meet the requirements of section 409A and the regulations issued thereunder as permitted under the final regulations issued by the Department of the Treasury and the Internal Revenue Service. However, the payment made based upon the acceleration for the failure to meet the requirements of section 409A and the regulations issued thereunder may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of section 409A and the regulations issued thereunder.

(d)

This Section 13.1 shall be construed and administered in a manner consistent with section 409A of the Code and section 1.409A-3(j)(4)(ix) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury.

          Section 13.2. Procedure for Amendment to Terminate the Plan. Procedure for Amendment to Terminate the Plan. An amendment to terminate the Plan shall be authorized by the Board of Directors of the Company and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby.

Dated as of this ______ day of _____________, _____.

HECLA MINING COMPANY

By:

Title:

EXHIBIT A

HECLA MINING COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN PARTICIPANTS

          Name of Participants

A-1

EXHIBIT B

HECLA MINING COMPANY
KEY EMPLOYEE DEFERRED COMPENSATION PLAN

PARTICIPATING EMPLOYERS

1.	Hecla Mining Company, a Delaware corporation

2.	Minera Hecla, S.A. de C.V., a Mexican corporation (January 1, 2003)

3.	Hecla Greens Creek Mining Company, a Delaware corporation

B-1